                                                                 EXHIBIT 10.(nn)

                                 PRANDIUM, INC.
                             DIVESTITURE BONUS PLAN
                               FOR KEY MANAGEMENT


OBJECTIVE:
---------

     The Prandium, Inc. ("Prandium") Divestiture Bonus Plan for Key Management ("DBP") has been created in connection with Prandium's decision to explore the sale of either or both of its El Torito Restaurants, Inc. subsidiary ("El Torito") and its Chi-Chi's, Inc. subsidiary ("Chi-Chi's"). The DBP is designed to retain and reward key executives who will assist with any such sale.

ELIGIBILITY:
-----------

     The following individuals have been identified by the Board of Directors of Prandium as participants in the DBP: William Burt, President of El Torito; Madelaine Bergen, Vice President Finance of El Torito; Joe Herrera, Senior Vice President Marketing of El Torito; Chuck Rink, Executive Vice President Operations of El Torito; Roger Chamness, President of Chi-Chi's; Laurie Katapski, Senior Vice President Marketing of Chi-Chi's; Azam Malik, Executive Vice President Operations of Chi-Chi's; Lisa Manuel, Vice President Finance of Chi-Chi's; William Zavertnik, Vice President Operations of Chi-Chi's; Janie Bereczky, Vice President Taxes of Prandium; Todd Doyle, Executive Vice President and General Counsel of Prandium; Robert Gonda, Vice President and Treasurer; Ken Gowen, Senior Vice President Human Resources of Prandium; Michael Malanga, Executive Vice President Corporate Development of Prandium; Dan Rothblum, Vice President Information Services of Prandium; Peter Salomon, Vice President Controller of Prandium; and Robert Trebing, Jr., Executive Vice President and Chief Financial Officer of Prandium.

     A "Bonus Pool" equal to 35 basis points (with 100 basis points equal to 1%) of the "Purchase Price" (as defined below) shall be created for each of the sales of El Torito or Chi-Chi's. Purchase Price is defined for purposes of any DBP payout calculation as the aggregate amount or value of all cash and non-cash consideration actually received by Prandium and/or its subsidiaries or shareholders, plus the aggregate principal amount of any debt assumed, retired or defeased (and for which Prandium or any of its subsidiaries does not continue to act as a guarantor or obligor) in connection with a sale. In the event that the sale price is paid in whole or in part in the form of securities or other assets, the value of such securities or other assets shall be the fair market value thereof, as determined by the Board of Directors of Prandium; provided, that if such consideration includes securities with an existing public trading market, the value thereof shall be determined by calculating the average sales price for such securities during the last ten (10) trading days prior to such consummation. In the event that all or some portion of the consideration is related to the future earnings or operations of El Torito or Chi-Chi's, the portion of the compensation relating thereto and not paid at closing shall be calculated and shall be paid to the participants when and as such future earnings are realized and related consideration is paid to Prandium.

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

     The above-named participants are eligible for the following percentages of the Bonus Pool(s) created for a sale of El Torito or Chi-Chi's:

Participant              El Torito Sale    Chi-Chi's Sale
=========================================================
William Burt                 24.89%             0%
---------------------------------------------------------
Madelaine Bergen              8.16%             0%
---------------------------------------------------------
Joe Herrera                   8.16%             0%
---------------------------------------------------------
Chuck Rink                   16.33%             0%
---------------------------------------------------------
Roger Chamness                   0%         16.74%
---------------------------------------------------------
Laurie Katapski                  0%          8.16%
---------------------------------------------------------
Azam Malik                       0%         12.24%
---------------------------------------------------------
Lisa Manuel                      0%          8.16%
---------------------------------------------------------
William Zavertnik                0%         12.24%
---------------------------------------------------------
Janie Bereczky                2.46%          2.46%
---------------------------------------------------------
Todd Doyle                    11.0%          11.0%
---------------------------------------------------------
Robert Gonda                  2.46%          2.46%
---------------------------------------------------------
Ken Gowen                     2.46%          2.46%
---------------------------------------------------------
Michael Malanga               8.16%          8.16%
---------------------------------------------------------
Dan Rothblum                  2.46%          2.46%
---------------------------------------------------------
Peter Salomon                 2.46%          2.46%
---------------------------------------------------------
Robert Trebing, Jr.           11.0%          11.0%
---------------------------------------------------------
Total:                         100%           100%
---------------------------------------------------------

TERM:
----

     This DBP shall apply to any written agreement of purchase and sale of either El Torito or Chi-Chi's executed and delivered on or before June 30, 2000.

DBP PAYOUT:
----------

     Except as provided above, each DBP participant shall receive their bonus in a lump sum

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payment made within five (5) days after the consummation of a sale of either El
Torito or Chi-Chi's. For purposes of the DBP, a sale shall be deemed to be consummated upon the earliest of any of the following events to occur:

     (a) The acquisition by a person or entity other than Prandium or any of its subsidiaries or affiliates of a majority of the outstanding common stock of (i) El Torito or (ii) Chi-Chi's;

     (b) A merger or consolidation of (i) El Torito or (ii) Chi-Chi's with another person or entity other than Prandium or any of its subsidiaries or affiliates; or

     (c) The acquisition by another person or entity other than Prandium or any of its subsidiaries or affiliates of (i) assets of El Torito representing a majority of such assets, as measured by book value, or
         (ii) assets of Chi-Chi's representing a majority of such assets, as measured by book value.

     Payroll and other associated taxes will be withheld from all DBP bonus payments in accordance with all applicable laws, rules and regulations.

TERMINATION:
-----------

     A DBP participant (i) who voluntarily terminates their employment with El Torito, Chi-Chi's or Prandium, as applicable; or (ii) whose employment is terminated for cause, in either case prior to the consummation of a sale of either El Torito or Chi-Chi's, as applicable to the participant, shall not be eligible to receive his or her DBP bonus. A DBP participant whose employment terminates involuntarily without cause prior to the consummation of a sale of either El Torito or Chi-Chi's, as applicable to the participant, shall be entitled to receive his or her DBP bonus if the sale of El Torito or Chi-Chi's, as applicable to the participant, is consummated within twelve (12) months after the participant's termination date.

ADMINISTRATION:
--------------

     The DBP shall be administered by the Board of Directors of Prandium, which shall have the sole discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the DBP, decide or resolve any and all questions, including interpretations of the DBP, as may arise, and adjust participants' Bonus Pool percentages in the event a participant is no longer eligible to receive his or her DBP bonus. The decision or action of the Board of Directors of Prandium with respect to any question or matter arising out of or in connection with the administration, interpretation and application of the DBP shall be final and conclusive and binding upon all persons having any interest in the DBP.

     Prandium shall indemnify and hold harmless the members of the Board of Directors of Prandium against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act with respect to the DBP, except in the case of willful misconduct.

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

MISCELLANEOUS:
-------------

     Unsecured General Creditor.  DBP participants and their heirs, successors
     --------------------------
and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Prandium or any of its subsidiaries or affiliates. Prandium's obligation under the DBP shall be merely that of an unfunded and unsecured promise to pay money in accordance with the DBP. Amounts payable to a DBP participant shall be paid from the general assets of Prandium exclusively.

     Prandium's Liability.  The DBP shall supplement and shall not supersede,
     --------------------
modify or amend any other plan or program, except as may otherwise be expressly provided. Despite the foregoing, and except for the benefits specifically provided for in the DBP, the DBP shall not be construed as entitling a DBP participant to receive any other benefit offered by Prandium or any of its subsidiaries or affiliates. Neither Prandium nor any of its subsidiaries or affiliates shall have any obligation to a DBP participant under the DBP, except as expressly provided herein.

     Nonassignability.  A DBP participant shall not have any right to commute,
     ----------------
sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a DBP participant or any other person, nor be transferable by operation of law in the event of a DBP participant's or any other person's bankruptcy or insolvency.

     Not a Contract of Employment.  The terms and conditions of the DBP shall
     ----------------------------
not be deemed to constitute a contract of employment. Except as may be expressly provided in a written employment contract between a participant and Prandium or any of its subsidiaries, nothing in the DBP shall be deemed to give a participant the right to be employed in the service of Prandium or any of its subsidiaries or affiliates, or to interfere with the right of any of them to discipline the DBP participant at any time.

     Plan Not Subject to ERISA.  The DBP is not subject to the Employee
     -------------------------
Retirement Income Security Act of 1973.

     Captions.  The captions hereof are for convenience only and shall not
     --------
control or affect the meaning or construction of any of its provisions.

     Governing Law.  The provisions of the DBP shall be construed and
     -------------
interpreted according to the laws of the State of California.

     Entire Benefit.  The DBP constitutes the entire agreement and understanding
     --------------
with regard to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by Prandium or any of its subsidiaries or affiliates that is not embodied herein, and no person shall be bound by or be liable for any alleged representation, promise, inducement or statement not set forth in this document.


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